EXHIBIT 99.2

Investor Supplement
Third Quarter 2012 Update

Forward-Looking Statements & Non-GAAP Financial
Measures
 Certain statements made by Meadowbrook Insurance Group, Inc. in this presentation may constitute forward-looking statements including, but not limited to, those statements that include the words
 “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the
 Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums and on underwriting criteria; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and
 general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
 Notes on Non-GAAP Financial Measures
 (1)Net operating income is a non-GAAP measure defined as net income excluding after-tax realized gains and losses.
 (2)Accident year combined ratio is a non-GAAP measure that the impact of any adverse or favorable development on prior year loss reserves.
 These non-GAAP metrics are common measurements for property and casualty insurance companies. We believe this presentation enhances the understanding of our results by highlighting the underlying profitability of our insurance business. Additionally, these measures are key internal management performance standards.

MEADOWBROOK INSURANCE GROUP

	2011	2012	$ Change	% Change
Net Earned Premium	$ 545,715	$ 627,525	$ 81,810	15.0%
Net Losses & Loss Adjustment Expenses-AY	(355,987)	(429,868)	(73,881)	20.8%
Favorable (Adverse) Development on Prior Accident Year Reserves	366	(81,335)	(81,701)	n/m
Policy Acquisition and Other Underwriting Expenses	(185,684)	(203,479)	(17,795)	9.6%
Profit from Underwriting Activities	4,410	(87,157)	(91,567)	n/m
Net Investment Income	40,839	41,230	391	1.0%
Profit from Underwriting and Investing Activities	**$ 45,249**	**$ (45,927)**	**$ (91,176)**	**n/m**
Commissions and Fees (net)	23,628	24,927	1,299	5.5%
General Selling and Administrative Expenses	(17,751)	(18,411)	(660)	3.7%
Profit from Net Commissions & Fees	**$ 5,877**	**$ 6,516**	**$ 639**	**10.9%**
General Corporate Expense	$ (909)	$ (2,848)	$ (1,939)	n/m
Amortization Expense	(3,646)	(4,095)	(449)	12.3%
Interest Expense	(6,320)	(6,382)	(62)	1.0%
Other Expenses	**$ (10,875)**	**$ (13,325)**	**$ (2,450)**	**22.5%**
Profit from Insurance Operations	$ 45,249	$ (45,927)	$ (91,176)	n/m
Profit from Net Commissions & Fees	5,877	6,516	639	10.9%
Other Expenses	(10,875)	(13,325)	(2,450)	22.5%
Pretax Operating Income	**40,251**	**(52,736)**	**(92,987)**	**n/m**
Tax on Operating Income	(10,312)	22,275	32,587	n/m
Plus Equity Earnings, net of tax	1,865	2,013	148	7.9%
Net Operating Income (Loss)	**31,804**	**(28,448)**	**(60,252)**	**-189.4%**
Net Capital Gains (Losses), net of tax	2,268	2,210	(58)	-2.6%
Net Income (Loss)	**$ 34,072**	**$ (26,238)**	**$ (60,310)**	**-177.0%**
Net Operating Income (Loss) per Share	**$ 0.60**	**$ (0.57)**	**$ (1.17)**	**n/m**
Net Income (Loss) per Share	**$ 0.64**	**$ (0.52)**	**$ (1.16)**	**n/m**

YTD 3Q 2011 vs. 3Q 2012
Underwriting and Investing
Activities
 Top line earned premium growth driven
primarily by rate increases and maturation of
existing business.
Net Commissions & Fees
 Revenue increase driven primarily by a
Michigan agency that was acquired in 4Q
2011.
Other Expenses
 The 2011 results reflect a reduction in the
accrual for variable compensation; excluding
this item other expenses for 2012 were in line
with 2011.
Taxes
 The GAAP effective federal tax rate was
approximately 43%, compared to 23% for the
same period in 2011. The higher rate is
primarily due to the current quarter loss
development and storm losses generating an
underwriting loss and tax benefit.  The annual
effective tax rate for 2012 is expected to be
approximately 50%.

Calendar Year Ratios	2011	2012
Net Earned Premium	$ 545,715	$ 627,525
Net Loss and Loss Adjustment Expense	$ (355,621)	$ (511,203)
GAAP Net Loss and LAE Ratio	**65.2%**	**81.5%**
Policy Acquisition and Other Underwriting Expenses	$ (185,684)	$ (203,479)
GAAP Expense Ratio	**34.0%**	**32.4%**
GAAP Combined Ratio	**99.2%**	**113.9%**
Accident Year Ratios		
Calendar Year GAAP Net Loss and LAE Ratio	**65.2%**	**81.5%**
Favorable Prior Year Development	$ 366	$ (81,335)
Impact of Favorable Prior Year Development	**0.1%**	**-13.0%**
Accident Year Loss and LAE Ratio	**65.2%**	**68.5%**
GAAP Expense Ratio	**34.0%**	**32.4%**
Accident Year Combined Ratio	**99.2%**	**100.9%**

YTD 3Q 2011 vs. 3Q 2012 Combined Ratio Analysis
Loss and LAE Ratio
  The 2012 loss and LAE ratio includes 13.0 points of
 unfavorable development compared to less than a 0.1 points
 of favorable development in 2011.
  The 2012 accident year loss and LAE ratio increased 3.3
 points to 68.5% from 65.2% in 2011; the 2012 accident year
 loss ratio reflects an increase in our 2012 forecasted loss ratio based upon the increase in net ultimate loss estimates for the 2009, 2010 and 2011 accident years.
Expense Ratio
  The 2012 expense ratio improved 1.6 points in comparison to the prior year. The decrease reflects a reduction in profit share commissions and leveraging of fixed costs over a larger premium base.

Investment Portfolio Review
We maintain a high-quality, low-risk investment portfolio.
Portfolio Allocation and Quality
 Low equity risk exposure
 • 98% fixed income
 • 2% equity
 High credit quality
 • 99% of bonds are
 investment grade
 • Average S&P rating of
 AA- / Moody’s of Aa3
 Duration
 • Fixed income effective
 duration is 4.8
 • Duration on Reserves
 is approximately 3.8
$’s in (000’s)	% Allocation 9/30/2012	Fair Value	Net Unrealized Gain Position	Avg. Moody's	Avg. S&P
Fixed Income
US Government and Agencies	1%	$ 21,042	$ 1,745	Aaa	AA+
Corporate	40%	$ 624,571	$ 57,702	A3	A-
Mortgage and Asset Backed	12%	$ 185,057	$ 14,570	Aa1	AA
Municipal	45%	$ 694,628	$ 55,903	Aa2	AA+
Preferred Stock Debt	0%	$ 2,184	$ 441	Ba3	BB
Total Fixed Income	98%	$1,527,482	$ 130,361*
Equities
Preferred Stock	1%	$ 9,737	$ 1,940
Mutual Funds	1%	$ 15,878	$ 1,116
Total Equities	2%	$ 25,615	$ 3,056
* Proforma 9/30/12 = $80,361 (reflecting $50,000 of realized gains from sale of bonds)

Government and Agency - September 30, 2012 Profile
Summary Profile
  $21.0 M market value; approximately 1% of
 the managed portfolio
  Rated Aaa by Moody’s and AA+ by S&P
  September 30, 2012 net unrealized gain was
 $1.7M
  Average investment yield: 2.84%
Government & Agency vs. Entire
Portfolio

Corporate Fixed Income – September 30, 2012 Profile

Summary Profile

- $624.6M market value; 40% of the investment portfolio
- September 30, 2012 net unrealized gain was $57.7M
- Average investment yield: 3.94%

Quality Indicators

	Corporates
Average Quality	A-
Investment Grade	100%

A-/A3 or Better	70%
All BBB and Baa	30%
Not Rated	0%
Non Investment Grade	0%

Corporate vs. Entire Portfolio

40%
60%
Corporates
All Other

Corporate Profile

Consumer Non-Cyclical	17.9%
Banking	11.9%
Energy	11.1%
Basic Industry	10.4%
Electric	9.1%
Technology	7.3%
Capital Goods	6.4%
Consumer Cyclical	5.1%
Communications	4.9%
REITs	4.4%
All Other Sectors	11.5%

36

Munis	Taxable Munis
Average Quality	AA+	AA+
Investment Grade	100%	100%

A- / A3 or Better	99%	100%
All BBB and Baa	1%	0%
Not Rated	0%	0%
Non Investment Grade	0%	0%

41%
55%
4%
Municipals
Taxable Municipals
All Other

Municipal Bonds - September 30, 2012 Profile
Summary Profile
  $694.6M market value; 45% of the investment
 portfolio
  September 30, 2012 net unrealized gain was
 $55.9M
 – Tax exempt unrealized gain $49.2M
 – Taxable unrealized gain $ 6.7M
  Average tax equivalent yield: 5.10%
Quality Indicators & Geographic
Distribution
Municipals vs. Entire Portfolio
State	% of Municipal Allocation
Texas	9.0%
New York	7.2%
Washington	6.7%
Colorado	5.6%
Oregon	4.1%
Tennessee	3.7%
Virginia	3.4%
Missouri	3.1%
Nevada	3.0%
Arizona	3.0%
All other	51.2%

RMBS	CMBS	ABS
Average Quality	AA+	AA+	A-
Investment Grade	96%	98%	59%
A- / A3 or Better	96%	98%	59%
All BBB and Baa	0%	0%	0%
Not Rated	0%	0%	4%
Non Investment Grade	4%	2%	37%

- Average investment yield: 4.83%

9%
2%
1%
88%
MBS
CMBS
ABS
All Other

4%
9%
42%
45%
Non-Agency
Freddi Mac
Fannie Mae
Ginnie Mae

Structured Securities - September 30, 2012 Profile
Summary Profile
  $185.1M market value; 12% of the managed
 portfolio
  September 30, 2012 Net unrealized gain was
 $14.6M
 – RMBS unrealized gain $10.2M
 – CMBS unrealized loss $ 2.9M
 – ABS unrealized loss $ 1.5M
Quality Indicators
Structured vs. Entire Portfolio
Structured Profile

2%
98%
Equities
All Other

38%
62%
Preferred Stock
Mutual Fund

Equities - September 30, 2012 Profile
Summary Profile
  $25.6million market value; 2% of the managed
 portfolio
  September 30, 2012 net unrealized gain was $3.0M
 – Preferred stock unrealized gain $1.9M
 – Bond mutual fund unrealized gain $1.1M
  Average tax equivalent yield: 8.27%
Equities vs. Entire Portfolio
Equity Mix

2010	2011	2012
Selected AY 2010 Loss Ratio	**66.0%**	**66.0%**	**66.0%**
Mix of Business Impact on 2011 **(a)**		-2.3%	-2.3%
Implied AY 2011 Loss Ratio		63.7%	
Selected AY 2011 Loss Ratio		**65.5%**	
Rate Change Impact **(b)**			-0.6%
Total Impact from 2010 to 2012 [(a) + (b)]			-2.9%
Implied AY 2012 Loss Ratio			63.1%
Selected AY 2012 Loss Ratio			**65.0%**

Loss Ratio Improvement from AY 2010 - 2012
The most recent evaluation of the accident year loss & ALAE ratio has improved from 66.0% in 2010, to
65.5% in 2011, to 65.0% in 2012. We are expecting lower loss ratios in the more recent accident years due to a change in the mix of business, rate increases, and the absence of unusual storm losses in the more recent accident years. The individual pieces are summarized and added together in the table below.
(a) Mix of Business Impact
In 2011, we grew our net earned premium in several well-performing programs while reducing our premium in several programs with higher than average loss ratios. Simply applying the 2011 premium distribution to the 2010 loss ratios by program indicates an expected 2.3 point loss ratio improvement to an implied 63.7%. We however have currently selected a 65.5% loss ratio.
(b) Rate Change Impact
In 2012, we had a written rate increase of 4.1% during the first nine months. This increase, combined with rate increases in 2011, equates to an earned 3.0% overall increase in our rate level in 2012 and is above the 2.1% loss trend by 0.9 points of loss, which translates into a 0.6 point expected loss ratio improvement. Much of this rate increase is related to the rate increases taken on our California workers compensation book.